UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report: February 17, 2017

(Date of earliest event reported)

Commission File Number	Exact Name of Registrant as specified in its charter	State or Other Jurisdiction of Incorporation or Organization	IRS Employer Identification Number
1-12609	PG&E CORPORATION	California	94-3234914
1-2348	PACIFIC GAS AND ELECTRIC COMPANY	California	94-0742640

77 Beale Street P.O. Box 770000 San Francisco, California 94177	77 Beale Street P.O. Box 770000 San Francisco, California 94177
(Address of principal executive offices) (Zip Code)	(Address of principal executive offices) (Zip Code)

(415) 973-1000	(415) 973-7000
(Registrant’s telephone number, including area code)	(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting Material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events

On February 17, 2017, PG&E Corporation entered into an Amended and Restated Equity Distribution Agreement (the “Agreement”) with BNY Mellon Capital Markets, LLC, Morgan Stanley & Co. LLC, RBC Capital Markets, LLC and Wells Fargo Securities, LLC pursuant to which each will act as PG&E Corporation’s sales agent with respect to the offer and sale from time to time of shares of PG&E Corporation common stock (the “Shares”). The Agreement amends and restates the Equity Distribution Agreement dated February 26, 2015 between the parties. Sales of the Shares, if any, will be made by means of ordinary brokers’ transactions on the New York Stock Exchange or otherwise at market prices prevailing at the time of sale or at prices related to the prevailing market prices or at negotiated prices, in block transactions, or as otherwise agreed with the applicable sales agent pursuant to the Agreement.

Any Shares sold will be offered and sold pursuant to PG&E Corporation’s registration statement on Form S-3 (File No. 333-215425) filed with the Securities and Exchange Commission on January 4, 2017, as amended by Amendment No. 1 filed on January 19, 2017.

Item 9.01.	Financial Statements and Exhibits

Exhibits.

Exhibit No.	Description

1.1	Amended and Restated Equity Distribution Agreement, dated February 17, 2017, among PG&E Corporation, BNY Mellon Capital Markets, LLC, Morgan Stanley & Co. LLC, RBC Capital Markets, LLC and Wells Fargo Securities, LLC.

5.1	Opinion of Orrick, Herrington & Sutcliffe LLP regarding the legality of the Shares.

23.1	Consent of Orrick, Herrington & Sutcliffe LLP (included in Exhibit 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

PG&E CORPORATION

Dated: February 17, 2017	By:	/s/ Jason P. Wells
Jason P. Wells
Senior Vice President and Chief Financial Officer

PACIFIC GAS AND ELECTRIC COMPANY

Dated: February 17, 2017	By:	/s/ David S. Thomason
David S. Thomason
Vice President, Chief Financial Officer and Controller

EXHIBIT INDEX

Exhibit No.	Description

1.1	Amended and Restated Equity Distribution Agreement, dated February 17, 2017, among PG&E Corporation, BNY Mellon Capital Markets, LLC, Morgan Stanley & Co. LLC, RBC Capital Markets, LLC and Wells Fargo Securities, LLC.

5.1	Opinion of Orrick, Herrington & Sutcliffe LLP regarding the legality of the Shares.

23.1	Consent of Orrick, Herrington & Sutcliffe LLP (included in Exhibit 5.1).